Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 4, 2000, relating to the financial statements of Globus Wireless, Ltd. as of October 31, 1999, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.



/s/ James E. Scheifley & Associates, P.C.
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James E. Scheifley & Associates, P.C.
Certified Public Accountants


October 24, 2001
Dillon, Colorado